UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Capri LISTCO*

(Exact name of registrant as specified in its charter)

Cayman Islands	5500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 1093

Boundary Hall

Cricket Square

Grand Cayman, KY1-1102

Cayman Islands
Telephone: (345) 814-5688

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	The New York Stock Exchange
Class A ordinary shares, $0.0001 par value per share	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-256152

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

*	The Registrant is currently named Capri Listco. Upon closing of the transactions described in the Registration Statement (as defined herein), the Registrant will change its name to Cazoo Group Ltd.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants, each entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, of Capri Listco (the “Registrant”). The description of the units, Class A ordinary shares and redeemable warrants, set forth under the headings “Description of Listco’s Securities,” “Comparison of Shareholders’ Rights” and “Questions and Answers About the Meeting and the Proposals” in the Registrant’s proxy statement/prospectus forming part of its Registration Statement on Form F-4 (File No. 333-256152), originally filed with the Securities and Exchange Commission on May 14, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPRI LISTCO

Date: August 23, 2021	By:	/s/ Daniel Och
Name: Daniel Och
Title: Chief Executive Officer